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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                             ---------------------

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 29, 1998

                             ---------------------

                      CAPSTAR BROADCASTING PARTNERS, INC.
           (Exact name of registrants as specified in their charters)

           DELAWARE                       333-25683                       75-2672663
 (State or other jurisdiction      (Commission File Number)             (IRS Employer
      of incorporation)                                              Identification No.)

     600 CONGRESS AVENUE,                                                   78701
          SUITE 1400                                                      (Zip code)
        AUSTIN, TEXAS
    (Address of principal
      executive offices)

      Registrant's telephone number, including area code:  (512) 340-7800

                                 NOT APPLICABLE
         (former name and former address, if changed since last report)

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

     The registrant, Capstar Broadcasting Partners, Inc. (the "Company"), hereby amends Item 7 of its Current Report on Form 8-K, dated June 12, 1998, to include the required pro forma financial information which was impracticable to provide at the time the Form 8-K was initially filed.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (b) PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information (the "Pro Forma Financial Information") is based on the audited historical financial statements of the Company, Osborn, Benchmark, Madison, Community Pacific, Ameron, Patterson and SFX (each as defined in "Glossary of Certain Terms" beginning on page G-1 hereof).

     The pro forma statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1997 and 1998 have been prepared to illustrate the effects of (i) the Completed Transactions and the Other Equity Transactions, (ii) the SFX Transactions and (iii) the Financing and the application of the net proceeds therefrom, as if each had occurred on January 1, 1997. The pro forma balance sheet as of March 31, 1998 has been prepared as if any such transaction not yet consummated on that date had occurred on that date. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have been achieved if such transactions had been consummated on the indicated dates.

     All acquisitions, except the acquisition of GulfStar, given effect in the Pro Forma Financial Information are accounted for using the purchase method of accounting. The aggregate purchase price of each transaction is allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary for transactions to be closed subsequent to March 31, 1998. The final allocation of the purchase price is contingent upon the receipt of final appraisals of the acquired assets and the revision of other estimates; however, the allocation is not expected to differ materially from the preliminary allocation. The acquisition of GulfStar was accounted for at historical cost, on a basis similar to a pooling of interests, as the Company and GulfStar were under common control.

                      CAPSTAR BROADCASTING PARTNERS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             ADJUSTMENTS     PRO FORMA
                                                               FOR THE        FOR THE                     ADJUSTMENTS
                                                              COMPLETED      COMPLETED                      FOR THE
                                                             TRANSACTIONS   TRANSACTIONS                      SFX
                                               COMPLETED       AND THE        AND THE          SFX        TRANSACTIONS
                                              TRANSACTIONS   OTHER EQUITY   OTHER EQUITY   TRANSACTIONS     AND THE
                                THE COMPANY   COMBINED(A)    TRANSACTIONS   TRANSACTIONS   COMBINED(H)     FINANCING
                                -----------   ------------   ------------   ------------   ------------   ------------
Net revenue...................  $  175,445      $119,479       $     --       $294,924       $275,070       $     --
Station operating expenses....     122,135        89,324             --        211,459        142,617             --
Depreciation and
  amortization................      26,415        11,770          9,363(B)      47,548         35,378         41,733(B)
Corporate expenses............      14,221         8,439             --         22,660          6,837             --
LMA fees......................       2,519            --         (2,519)(C)         --             --             --
Non-cash compensation
  expense.....................      10,575            --             --         10,575            624             --
Other operating expenses......          --            --             --             --         20,174         (3,821)(I)
                                -----------     --------       --------       --------       --------       --------
  Operating income (loss).....        (420)        9,946         (6,844)         2,682         69,440        (37,912)
Interest expense..............      47,012        15,735        (19,623)(D)     43,124         64,998         52,119(J)
Gain (loss) on sale of
  assets......................        (908)        5,214             --          4,306             --             --
Increase in fair value of
  redeemable warrants.........          --        (2,022)         2,022(E)          --             --             --
Other (income) expense........         910        (2,483)            --         (1,573)        (3,886)            --
                                -----------     --------       --------       --------       --------       --------
  Income (loss) before
    provision for income
    taxes.....................     (49,250)         (114)        14,801        (34,563)         8,328        (90,031)
Provision (benefit) for income
  taxes.......................     (11,992)        1,818          5,624(F)      (4,550)           810        (34,212)(F)
Dividends, accretion and
  redemption of preferred
  stock of subsidiary.........          --            --             --             --             --         13,654(K)
                                -----------     --------       --------       --------       --------       --------
Net income (loss) from
  continuing operations.......     (37,258)       (1,932)         9,177        (30,013)         7,518        (69,473)
Redeemable preferred stock
  dividends and accretion.....      13,631            --         (7,071)(G)      6,560         38,510        (38,510)(K)
                                -----------     --------       --------       --------       --------       --------
Net loss from continuing
  operations applicable to
  common stockholders.........  $  (50,899)     $ (1,932)      $ 16,248       $(36,573)      $(30,992)      $(30,963)
                                ===========     ========       ========       ========       ========       ========


                                 PRO FORMA
                                  FOR THE
                                    SFX
                                TRANSACTIONS
                                  AND THE
                                 FINANCING
                                ------------
Net revenue...................  $   569,994
Station operating expenses....      354,076
Depreciation and
  amortization................      124,659
Corporate expenses............       29,497
LMA fees......................           --
Non-cash compensation
  expense.....................       11,199
Other operating expenses......       16,353
                                -----------
  Operating income (loss).....       34,210
Interest expense..............      160,241
Gain (loss) on sale of
  assets......................        4,306
Increase in fair value of
  redeemable warrants.........           --
Other (income) expense........       (5,459)
                                -----------
  Income (loss) before
    provision for income
    taxes.....................     (116,266)
Provision (benefit) for income
  taxes.......................      (37,952)
Dividends, accretion and
  redemption of preferred
  stock of subsidiary.........       13,654
                                -----------
Net income (loss) from
  continuing operations.......      (91,968)
Redeemable preferred stock
  dividends and accretion.....        6,560
                                -----------
Net loss from continuing
  operations applicable to
  common stockholders.........  $   (98,528)
                                ===========

           See accompanying notes to pro forma financial information.

                      CAPSTAR BROADCASTING PARTNERS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               ADJUSTMENTS     PRO FORMA
                                                                 FOR THE        FOR THE                     ADJUSTMENTS
                                                                COMPLETED      COMPLETED                      FOR THE
                                                               TRANSACTIONS   TRANSACTIONS                      SFX
                                                 COMPLETED       AND THE        AND THE          SFX        TRANSACTIONS
                                                TRANSACTIONS   OTHER EQUITY   OTHER EQUITY   TRANSACTIONS     AND THE
                                 THE COMPANY    COMBINED(M)    TRANSACTIONS   TRANSACTIONS   COMBINED(N)     FINANCING
                                 ------------   ------------   ------------   ------------   ------------   ------------
Net revenue....................  $    25,102      $35,430        $    --        $ 60,532       $57,821        $     --
Station operating expenses.....       18,304       30,124             --          48,428        31,993              --
Depreciation and
  amortization.................        3,725        3,971          4,177(B)       11,873         6,628          12,650(B)
Corporate expenses.............        1,942        1,947             --           3,889         1,035              --
LMA fees.......................          683           --           (683)(C)          --            --              --
Non-cash compensation
  expense......................        2,469           --             --           2,469           156              --
Other operating expenses.......           --           --             --              --            --              --
                                 -----------      -------        -------        --------       -------        --------
  Operating income (loss)......       (2,021)        (612)        (3,494)         (6,127)       18,009         (12,650)
Interest expense...............        7,955        4,147         (1,320)(D)      10,782         9,502          19,778(J)
Gain (loss) on sale of
  assets.......................           --        5,356             --           5,356            --              --
Increase in fair value of
  redeemable warrants..........           --       (5,882)         5,882(E)           --            --              --
Other (income) expense.........          (63)        (278)            --            (341)       (1,387)             --
                                 -----------      -------        -------        --------       -------        --------
  Income (loss) before
    provision for income
    taxes......................       (9,913)      (5,007)         3,708         (11,212)        9,894         (32,428)
Provision (benefit) for income
  taxes........................       (2,308)      (2,789)         1,409(F)       (3,688)          285         (12,323)(F)
Dividends, accretion and
  redemption of preferred stock
  of subsidiary................           --           --             --              --            --           2,722(K)
                                 -----------      -------        -------        --------       -------        --------
Net income (loss) from
  continuing operations........       (7,605)      (2,218)         2,299          (7,524)        9,609         (22,827)
Redeemable preferred stock
  dividends and accretion......          794           --           (794)(G)          --         7,952          (7,952)(K)
                                 -----------      -------        -------        --------       -------        --------
Net income (loss) from
  continuing operations
  applicable to common
  stockholders.................  $    (8,399)     $(2,218)       $ 3,093        $ (7,524)      $ 1,657        $(14,875)
                                 ===========      =======        =======        ========       =======        ========


                                  PRO FORMA
                                   FOR THE
                                     SFX
                                 TRANSACTIONS
                                   AND THE
                                  FINANCING
                                 ------------
Net revenue....................  $   118,353
Station operating expenses.....       80,421
Depreciation and
  amortization.................       31,151
Corporate expenses.............        4,924
LMA fees.......................           --
Non-cash compensation
  expense......................        2,625
Other operating expenses.......           --
                                 -----------
  Operating income (loss)......         (768)
Interest expense...............       40,062
Gain (loss) on sale of
  assets.......................        5,356
Increase in fair value of
  redeemable warrants..........           --
Other (income) expense.........       (1,728)
                                 -----------
  Income (loss) before
    provision for income
    taxes......................      (33,746)
Provision (benefit) for income
  taxes........................      (15,726)
Dividends, accretion and
  redemption of preferred stock
  of subsidiary................        2,722
                                 -----------
Net income (loss) from
  continuing operations........      (20,742)
Redeemable preferred stock
  dividends and accretion......           --
                                 -----------
Net income (loss) from
  continuing operations
  applicable to common
  stockholders.................  $   (20,742)
                                 ===========

           See accompanying notes to pro forma financial information.

                      CAPSTAR BROADCASTING PARTNERS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         ADJUSTMENTS     PRO FORMA
                                                           FOR THE        FOR THE                     ADJUSTMENTS     PRO FORMA
                                                          COMPLETED      COMPLETED                      FOR THE        FOR THE
                                                         TRANSACTIONS   TRANSACTIONS                      SFX            SFX
                                           COMPLETED       AND THE        AND THE          SFX        TRANSACTIONS   TRANSACTIONS
                                          TRANSACTIONS   OTHER EQUITY   OTHER EQUITY   TRANSACTIONS     AND THE        AND THE
                            THE COMPANY   COMBINED(O)    TRANSACTIONS   TRANSACTIONS   COMBINED(P)     FINANCING      FINANCING
                            -----------   ------------   ------------   ------------   ------------   ------------   ------------
Net revenue...............  $   64,075      $ 3,701        $    --        $ 67,776       $ 58,699       $     --      $  126,475
Station operating
  expenses................      47,760        2,607             --          50,367         30,260             --          80,627
Depreciation and
  amortization............      11,032          312            529(B)       11,873          8,369         10,909(B)       31,151
Corporate expenses........       3,664          126             --           3,790          1,569             --           5,359
LMA fees..................       1,871           --         (1,871)(C)          --             --             --              --
Non-cash compensation
  expense.................      15,793           --             --          15,793            138                         15,931
Other operating
  expenses................          --           --             --              --         24,974        (19,739)(I)       5,235
                            -----------     -------        -------        --------       --------       --------      ----------
  Operating income
    (loss)................     (16,045)         656          1,342         (14,047)        (6,611)         8,830         (11,828)
Interest expense..........      15,897          648         (5,763)(D)      10,782         19,186         10,094(J)       40,062
Other (income) expense....        (320)       3,126             --           2,806           (328)            --           2,478
                            -----------     -------        -------        --------       --------       --------      ----------
  Income (loss) before
    provision for income
    taxes.................     (31,622)      (3,118)         7,105         (27,635)       (25,469)        (1,264)        (54,368)
Provision (benefit) for
  income taxes............      (4,962)          --          2,700(F)       (2,262)           210           (480)(F)      (2,532)
Dividends, accretion and
  redemption of preferred
  stock of subsidiary.....          --           --             --              --             --          3,866(K)        3,866
                            -----------     -------        -------        --------       --------       --------      ----------
Net income (loss) from
  continuing operations...     (26,660)      (3,118)         4,405         (25,373)       (25,679)        (4,650)        (55,702)
Redeemable preferred stock
  dividends and
  accretion...............       3,052           --             --           3,052         10,350        (10,350)(K)       3,052
                            -----------     -------        -------        --------       --------       --------      ----------
Net income (loss) from
  continuing operations
  applicable to common
  stockholders............  $  (29,712)     $(3,118)       $ 4,405        $(28,425)      $(36,029)      $  5,700      $  (58,754)
                            ===========     =======        =======        ========       ========       ========      ==========

           See accompanying notes to pro forma financial information.

                      CAPSTAR BROADCASTING PARTNERS, INC.

                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                       ADJUSTMENTS     PRO FORMA
                                                                         FOR THE        FOR THE                     ADJUSTMENTS
                                                                        COMPLETED      COMPLETED                      FOR THE
                                                                       TRANSACTIONS   TRANSACTIONS                      SFX
                                                         COMPLETED       AND THE        AND THE          SFX        TRANSACTIONS
                                                        TRANSACTIONS   OTHER EQUITY   OTHER EQUITY   TRANSACTIONS     AND THE
                                          THE COMPANY   COMBINED(Q)    TRANSACTIONS   TRANSACTIONS   COMBINED(X)     FINANCING
                                          -----------   ------------   ------------   ------------   ------------   ------------

ASSETS
Current Assets:
  Cash and cash equivalents.............  $  216,374      $  1,664       $ (1,664)(R)  $  182,476     $   38,532     $      (68)(Y)
                                                                          (33,898)(S)                                  (215,940)(S)
  Accounts receivable, net..............      53,806         3,553         (3,173)(R)      54,186         65,675         (1,228)(Y)
  Prepaid expenses and other............       5,296         3,433         (3,433)(R)       5,296        167,511        (38,342)(Y)
                                          ----------      --------       --------      ----------     ----------     ----------
        Total current assets............     275,476         8,650        (42,168)        241,958        271,718       (255,578)
Property and equipment, net.............     134,622        (1,123)         5,908(R)      139,407         67,781         20,517(Y)
Intangible and other assets, net........   1,186,597       (12,073)        26,980(R)    1,201,504        931,536      1,614,815(Y)
                                                                                                                          9,750(AA)
                                          ----------      --------       --------      ----------     ----------     ----------
        Total assets....................  $1,596,695      $ (4,546)      $ (9,280)     $1,582,869     $1,271,035     $1,389,504
                                          ==========      ========       ========      ==========     ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and other accrued
    expenses............................  $   37,636      $  1,395       $ (1,395)(R)  $   34,896     $  179,806     $     (545)(Y)
                                                                           (2,740)(U)                                    (6,208)(BB)
  Current portion of long-term debt.....      82,598         2,793         (2,793)(U)       1,634            617             --
                                                                          (80,964)(U)
                                          ----------      --------       --------      ----------     ----------     ----------
        Total current liabilities.......     120,234         4,188        (87,892)         36,530        180,423         (6,753)
Long-term debt, less current portion....     377,127         5,016         (5,016)(U)     377,127        763,985       (467,000)(BB)
                                                                                                                         31,820(Y)
                                                                                                                        811,762(CC)
Other long-term liabilities.............     236,691            --         (2,107)(V)     234,584         77,781        445,016(Y)
                                          ----------      --------       --------      ----------     ----------     ----------
        Total liabilities...............     734,052         9,204        (95,015)        648,241      1,022,189        814,845
Redeemable preferred stock..............     104,545            --             --         104,545        376,615       (146,209)(DD)
                                                                                                                       (115,203)(DD)
                                                                                                                         10,266(Y)
Minority interest.......................          --            --             --              --         56,200        (56,200)(Y)
Stockholders' equity (deficit)..........     758,098       (13,750)        13,750(W)      830,083       (183,969)       183,969(EE)
                                                                           87,174(W)                                    552,536(FF)
                                                                           (4,689)(V)                                    (4,500)(Z)
                                                                          (10,500)(T)                                   150,000(CC)
                                          ----------      --------       --------      ----------     ----------     ----------
        Total liabilities and
          stockholders' equity..........  $1,596,695      $ (4,546)      $ (9,280)     $1,582,869     $1,271,035     $1,389,504
                                          ==========      ========       ========      ==========     ==========     ==========


                                           PRO FORMA
                                            FOR THE
                                              SFX
                                          TRANSACTIONS
                                            AND THE
                                           FINANCING
                                          ------------
ASSETS
Current Assets:
  Cash and cash equivalents.............   $    5,000
  Accounts receivable, net..............      118,633
  Prepaid expenses and other............      134,465
                                           ----------
        Total current assets............      258,098
Property and equipment, net.............      227,705
Intangible and other assets, net........    3,757,605
                                           ----------
        Total assets....................   $4,243,408
                                           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and other accrued
    expenses............................   $  207,949
  Current portion of long-term debt.....        2,251
                                           ----------
        Total current liabilities.......      210,200
Long-term debt, less current portion....    1,517,694
Other long-term liabilities.............      757,381
                                           ----------
        Total liabilities...............    2,485,275
Redeemable preferred stock..............      230,014
Minority interest.......................           --
Stockholders' equity (deficit)..........    1,528,119
                                           ----------
        Total liabilities and
          stockholders' equity..........   $4,243,408
                                           ==========

           See accompanying notes to pro forma financial information.

             NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

(A) The schedule below gives effect to the following for the period from January 1, 1997 through December 31, 1997: (i) acquisitions by the Company completed prior to March 31, 1998; (ii) the historical acquisitions and dispositions of the indicated entities consummated prior to March 31, 1998; and (iii) the acquisitions and dispositions of the indicated entities which were pending at March 31, 1998 and will be consummated prior to the consummation of the SFX Acquisition.

       COMPLETED TRANSACTIONS COMBINED

                                                            HISTORICAL
                                               HISTORICAL   COMMUNITY     HISTORICAL    HISTORICAL   HISTORICAL   HISTORICAL
                                               OSBORN(1)    PACIFIC(2)   BENCHMARK(3)   MADISON(4)   AMERON(5)    PATTERSON
                                               ----------   ----------   ------------   ----------   ----------   ----------
Net revenue..................................    $3,577       $2,458       $19,566        $4,130       $6,095      $53,053
Station operating expenses...................     2,937        1,315        12,956         2,588        4,352       37,334
Depreciation and amortization................       418          713         3,657           752          506        5,273
Corporate expenses...........................       268          373           348            75           --        4,946
                                                 ------       ------       -------        ------       ------      -------
  Operating income (loss)....................       (46)          57         2,605           715        1,237        5,500
Interest expense.............................       385          469         4,689           686          659        7,574
Gain (loss) on sale of assets................     5,348           --            --            --           --           --
Increase in fair value of redeemable
  warrants...................................        --           --            --            --           --       (2,022)
Other (income) expense.......................      (212)           3           (64)           --          147           50
                                                 ------       ------       -------        ------       ------      -------
  Income (loss) before provision for income
    taxes....................................     5,129         (415)       (2,020)           29          431       (4,146)
Provision (benefit) for income taxes.........        32           --            --            --           --        1,704
                                                 ------       ------       -------        ------       ------      -------
  Net income (loss) from continuing
    operations...............................    $5,097       $ (415)      $(2,020)       $   29       $  431      $(5,850)
                                                 ======       ======       =======        ======       ======      =======

                                                 ADJUSTMENTS        OTHER
                                                     FOR          COMPLETED      COMPLETED
                                                 HISTORICAL      TRANSACTIONS   TRANSACTIONS
                                               TRANSACTIONS(6)   COMBINED(7)      COMBINED
                                               ---------------   ------------   ------------
Net revenue..................................      $5,357          $25,243        $119,479
Station operating expenses...................       3,011           24,831          89,324
Depreciation and amortization................          --              451          11,770
Corporate expenses...........................          --            2,429           8,439
                                                   ------          -------        --------
  Operating income (loss)....................       2,346           (2,468)          9,946
Interest expense.............................          --            1,273          15,735
Gain (loss) on sale of assets................          --             (134)          5,214
Increase in fair value of redeemable
  warrants...................................          --               --          (2,022)
Other (income) expense.......................          --           (2,407)         (2,483)
                                                   ------          -------        --------
  Income (loss) before provision for income
    taxes....................................       2,346           (1,468)           (114)
Provision (benefit) for income taxes.........          --               82           1,818
                                                   ------          -------        --------
  Net income (loss) from continuing
    operations...............................      $2,346          $(1,550)       $ (1,932)
                                                   ======          =======        ========

---------------

      (1) The column represents the consolidated results of operations of Osborn from January 1, 1997 through February 20, 1997, the date of the Osborn Acquisition.

      (2) The column represents the results of operations of Community Pacific from January 1, 1997 through June 30, 1997, prior to the date of the Community Pacific Acquisition.

      (3) The column represents the results of operations of Benchmark from January 1, 1997 through June 30, 1997, prior to the date of the Benchmark Acquisition.

      (4) The column represents the results of operations of Madison from January 2, 1997 through June 30, 1997, prior to the date of the Madison Acquisition.

      (5) The column represents the results of operations of Ameron from January 1, 1997 through September 30, 1997, prior to the date of the Ameron Acquisition.

      (6) The adjustments give effect to the historical operating results and/or LMA or JSA expense and/or revenue of the following stations which were acquired or sold prior to December 31, 1997: WYNU-FM, WTXT-FM, WSCQ-FM, WZHT-FM, WMCZ-FM, KTRA-FM, KCQL-AM, KDAG-FM, KKFG-FM, WMEZ-FM, KRDU-AM, KJOI-FM and WQFN-FM.

      (7) The column represents the historical results of operations for the following transactions which will be consummated prior to the consummation of the SFX Acquisition: (i) the Knight, Quass, COMCO, Osborn Tuscaloosa, Osborn Huntsville, Space Coast, WRIS, Cavalier, Griffith, Emerald City, American General, Booneville, KJEM, McForhun, Livingston, KLAW, Grant, East Penn, WRIS, KOSO, Commonwealth, KDOS, Prophet Systems and the Reynolds Acquisitions, (ii) Americom Acquisition, (iii) Americom Disposition and (iv) Wilmington, Osborn Ft. Myers, Bryan, Allentown, Jackson, Westchester, Dayton, Salisbury-Ocean City (this disposition actually will be consummated shortly after the consummation of the SFX Acquisition) and KASH Dispositions.

                             (DOLLARS IN THOUSANDS)

(B) The adjustment reflects (i) a change in depreciation and amortization resulting from conforming the estimated useful lives of the acquired stations and (ii) the additional depreciation and amortization expense resulting from the allocation of the purchase price of the acquired stations including an increase in property and equipment, FCC licenses and intangible assets to their estimated fair market value and the recording of goodwill associated with the acquisitions. Goodwill and FCC licenses are being amortized over 40 years.

(C) The adjustment reflects the elimination of LMA fees paid by the Company attributable certain acquisitions consummated prior to the Offering.

(D) The adjustment reflects interest expense associated with (i) the 9 1/4% Capstar Notes, (ii) the 12 3/4% Capstar Notes, (iii) other indebtedness of the Company and (iv) the amortization of deferred financing fees associated with the 9 1/4% Capstar Notes, the 12 3/4% Capstar Notes and the Capstar Credit Facility, net of interest expense related to the existing indebtedness of the Company and the companies included within Completed Transactions Combined. Deferred financing fees are amortized over the term of the related debt.

                                                                            THREE MONTHS ENDED
                                                             YEAR ENDED          MARCH 31,
                                                            DECEMBER 31,    -------------------
                                                                1997         1997        1998
                                                            ------------    -------    --------
9 1/4% Capstar Notes......................................    $ 18,430      $ 4,608    $  4,608
12 3/4% Capstar Notes.....................................      21,962        5,491       5,491
Other indebtedness........................................         561          140         140
                                                              --------      -------    --------
Interest expense before amortization of deferred financing
  fees....................................................      40,953       10,239      10,239
Amortization of deferred financing fees...................       2,171          543         543
                                                              --------      -------    --------
  Pro forma interest expense..............................      43,124       10,782      10,782
Historical interest expense for the Company...............     (47,012)      (7,955)    (15,897)
Historical interest expense for Completed Transactions
  Combined................................................     (15,735)      (4,147)       (648)
                                                              --------      -------    --------
  Net adjustment..........................................    $(19,623)     $(1,320)   $ (5,763)
                                                              ========      =======    ========

      A 1/8% change in the weighted average interest rate on total indebtedness would result in a $471 change in interest expense for the year ended December 31, 1997 and a $118 change for the three months ended March 31, 1997 and 1998.

(E) The adjustment reflects the elimination of the increase in the fair value of the redeemable warrants which were repurchased in connection with the Patterson Acquisition. The increase in the fair value of the warrants was determined based upon the sales price of Patterson Broadcasting, Inc. to Capstar Broadcasting Corporation in January 1998.

(F) The adjustment reflects the tax effect of the pro forma adjustments at the Company's statutory tax rate of 38% for the periods presented. The pro forma tax benefit is primarily the result of the reversal of temporary differences related to the difference in the carrying amounts of FCC licenses for financial reporting purposes and the amounts used for income tax purposes. The deferred tax liability resulting from the temporary differences, which have arisen out of the Company's various purchase business combinations, has been recognized in connection with the purchase accounting for the related acquisitions. The Company has not recorded a valuation allowance for its pro forma tax benefit as it believes that, in accordance with Financial Accounting Standards Board Statement No. 109, on a pro forma basis, it is more likely than not to have adequate future taxable income to utilize its deferred tax assets.

(G) The adjustment reflects the elimination of the redeemable preferred stock redeemed in connection with the GulfStar Acquisition.

                             (DOLLARS IN THOUSANDS)

(H) The column represents the combined income statements for the year ended December 31, 1997 of the transactions which (i) SFX completed prior to March 31, 1998, (ii) were pending at March 31, 1998 and have been consummated by SFX prior to the consummation of the SFX Acquisition and
      (iii) were pending at March 31, 1998 and will close subsequent to the consummation of the SFX Acquisition in connection with the SFX Transactions.

       SFX TRANSACTIONS COMBINED

                                                                 SFX            SFX
                                                              HISTORICAL      PENDING                           SFX
                                                HISTORICAL   TRANSACTIONS   TRANSACTIONS     CHANCELLOR     TRANSACTIONS
                                                  SFX(1)     COMBINED(2)    COMBINED(3)    EXCHANGE(4)(5)     COMBINED
                                                ----------   ------------   ------------   --------------   ------------
      Net revenue.............................   $270,364      $16,552        $(61,271)       $49,425         $275,070
      Station operating expenses..............    167,063       14,042         (38,488)            --          142,617
      Depreciation and amortization...........     38,232           --          (2,854)            --           35,378
      Corporate expenses......................      6,837           --              --             --            6,837
      Non-cash compensation expense...........        624           --              --             --              624
      Other operating expenses................     20,174           --              --             --           20,174
                                                 --------      -------        --------        -------         --------
           Operating income (loss)............     37,434        2,510         (19,929)        49,425           69,440
      Interest expense........................     64,506           --             492             --           64,998
      Other (income) expense..................     (2,821)          --          (1,065)            --           (3,886)
                                                 --------      -------        --------        -------         --------
           Income (loss) before provision for
             income taxes.....................    (24,251)       2,510         (19,356)        49,425            8,328
      Provision for income taxes..............        810           --              --             --              810
                                                 --------      -------        --------        -------         --------
           Net income (loss) from continuing
             operations.......................    (25,061)       2,510         (19,356)        49,425            7,518
      Redeemable preferred stock dividends and
        accretion.............................     38,510           --              --             --           38,510
                                                 --------      -------        --------        -------         --------
           Net income (loss) from continuing
             operations applicable to common
             stockholders.....................   $(63,571)     $ 2,510        $(19,356)       $49,425         $(30,992)
                                                 ========      =======        ========        =======         ========

---------------

      (1) Excludes the results of operations of SFX Entertainment, Inc. ("SFX Entertainment") which were classified as income from operations to be distributed to shareholders, net of taxes in the historical financial statements of SFX. SFX Entertainment was distributed to certain of the SFX stockholders (the "Spin-Off"), which was consummated in April 1998. Consequently, SFX Entertainment will not be acquired by the Company in the SFX Transactions.

      (2) The adjustments represent the combined historical results of operations of the following station acquisitions and dispositions completed by SFX prior to the consummation of the SFX Acquisition:
          WPYX-FM, WHFS-FM, KTXQ-FM, KRRW-FM, WDSY-FM, WRFX-FM, WWYZ-FM, WISN-AM, WLTQ-FM, WVGO-FM, WLEE-FM, WKHK-FM, WBZU-FM, WFBQ-FM, WRZX-FM and WNDE-AM.

      (3) The adjustments reflect the combined historical operating results of
          (i) the following pending acquisitions, dispositions and LMAs in connection with the SFX Transactions: Nashville, Austin, Jacksonville, Greenville, Upper Fairfield, Daytona Beach-WGNE, Houston-KODA, Long Island, Houston-KKPN, and the stations included in the Chancellor Exchange Agreement and (ii) stations WJDX-FM and WTAE-AM, which the Company will sell after the consummation of the SFX Acquisition to comply with the consent decree executed by the Company and SFX (the "SFX Consent Decree").

      (4) The adjustment represents the LMA revenue attributable to the ten SFX stations to be sold to Chancellor Media in connection with the Chancellor Exchange Agreement. Chancellor Media will provide services to ten SFX stations in the Dallas, Houston, San Diego and Pittsburgh markets under separate LMAs until such stations are exchanged.

      (5) The historical interest expense, depreciation and amortization of the stations to be sold to Chancellor Media pursuant to the Chancellor Exchange Agreement have been eliminated from the pro forma financial statements as described in footnote 3, above. In accordance with the Company's policy, since the Company's ownership costs, comprised of interest expense, depreciation and amortization, exceed the LMA revenue for these stations, the entire LMA fee described by footnote 4 above, has been recognized. This column does not give effect to pro forma interest expense, depreciation and amortization as a result of the foregoing transactions. Note B to the pro forma financial statements describes the aggregate adjustment to depreciation and amortization based upon the purchase accounting for the SFX Transactions and includes depreciation and amortization related to the stations included in the Chancellor Exchange Agreement. Note J to the pro forma financial statements describes the aggregate adjustment to interest expense based upon the financing of the SFX Transactions and includes interest expense related to the stations included in the Chancellor Exchange Agreement.

                             (DOLLARS IN THOUSANDS)

(I) The adjustment reflects the elimination of non-recurring transaction-related charges of $3.8 million and $3.1 million in the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, recorded by SFX in connection with the SFX Acquisition and the Spin-Off. These charges consist primarily of legal, accounting and regulatory fees. In addition, the adjustment reflects the elimination of $16.6 million relating to the consent solicitations from the holders of the 10 3/4% SFX Notes and 12 5/8% SFX Preferred Stock in connection with the Spin-Off in the three months ended March 31, 1998. The Spin-Off was consummated in April 1998.

(J) The adjustment reflects interest expense associated with (i) the 9 1/4% Capstar Notes, (ii) the 12 3/4% Capstar Notes, (iii) the Capstar Credit Facility, (iv) the 10 3/4% SFX Notes, (v) other indebtedness of the Company and SFX and (vi) amortization of deferred financing fees associated with the 9 1/4% Capstar Notes, the 12 3/4% Capstar Notes, the Capstar Credit Facility and the 10 3/4% SFX Notes, all net of interest expense related to the existing indebtedness of the Company, the companies included within the Completed Transactions Combined and the SFX Transactions. Deferred financing fees are amortized over the term of the related debt.

                                                                            THREE MONTHS ENDED
                                                            YEAR ENDED          MARCH 31,
                                                           DECEMBER 31,    --------------------
                                                               1997          1997        1998
                                                           ------------    --------    --------
9 1/4% Capstar Notes.....................................    $ 18,430      $  4,608    $  4,608
12 3/4% Capstar Notes....................................      21,962         5,491       5,491
Capstar Credit Facility at 9 3/4%........................      79,147        19,787      19,787
10 3/4% SFX Notes........................................      31,820         7,955       7,955
Other indebtedness.......................................         663           166         166
                                                             --------      --------    --------
Interest expense before amortization of deferred
  financing fees.........................................     152,022        38,007      38,007
Amortization of deferred financing fees..................       8,219         2,055       2,055
                                                             --------      --------    --------
  Pro forma interest expense.............................     160,241        40,062      40,062
Pro forma interest expense for the Completed Transactions
  Combined...............................................     (43,124)      (10,782)    (10,782)
Historical interest expense for the SFX Transactions
  Combined...............................................     (64,998)       (9,502)    (19,186)
                                                             --------      --------    --------
  Net adjustment.........................................    $ 52,119      $ 19,778    $ 10,094
                                                             ========      ========    ========

      A 1/8% change in the weighted average interest rate on total indebtedness would result in a $2,065 change in interest expense for the year ended December 31, 1997 and a $516 change for the three months ended March 31, 1997 and 1998.

(K) The adjustment reflects the elimination and reclassification of a portion of the redeemable preferred stock dividends and accretion due to the SFX Acquisition and redemption of $115,203 of the 12 5/8% SFX Preferred Stock.

(L)   Not used.

                             (DOLLARS IN THOUSANDS)

(M) The schedule below gives effect to the following for the period from January 1, 1997 through March 31, 1997: (i) acquisitions by the Company completed prior to March 31, 1998; (ii) the historical acquisitions and dispositions of the indicated entities consummated prior to March 31, 1998; and (iii) the acquisitions and dispositions of the indicated entities which were pending at March 31, 1998 and will be consummated prior to the consummation of the SFX Acquisition.

       COMPLETED TRANSACTIONS COMBINED

                                                            HISTORICAL
                                               HISTORICAL   COMMUNITY     HISTORICAL    HISTORICAL   HISTORICAL   HISTORICAL
                                               OSBORN(1)    PACIFIC(2)   BENCHMARK(3)   MADISON(4)   AMERON(5)    PATTERSON
                                               ----------   ----------   ------------   ----------   ----------   ----------
Net revenue..................................    $3,577       $1,681       $ 6,444        $2,028       $1,856      $10,727
Station operating expenses...................     2,937        1,311         5,338         1,246        1,616        8,552
Depreciation and amortization................       418          350         1,336           376          167        1,162
Corporate expenses...........................       268          197           265            47           --        1,151
                                                 ------       ------       -------        ------       ------      -------
  Operating income (loss)....................       (46)        (177)         (495)          359           73         (138)
Interest expense.............................       385          238           937           348          218        1,716
Gain (loss) on sale of assets................     5,348           --            --            --           --           --
Increase in fair value of redeemable
  warrants...................................        --           --            --            --           --       (5,882)
Other (income) expense.......................      (212)           2           (61)           --            5           (3)
                                                 ------       ------       -------        ------       ------      -------
  Income (loss) before provision for income
    taxes....................................     5,129         (417)       (1,371)           11         (150)      (7,733)
Provision (benefit) for income taxes.........        32           --            --            --           --       (2,861)
                                                 ------       ------       -------        ------       ------      -------
  Net income (loss) from continuing
    operations...............................    $5,097       $ (417)      $(1,371)       $   11       $ (150)     $(4,872)
                                                 ======       ======       =======        ======       ======      =======

                                                 ADJUSTMENTS        OTHER
                                                     FOR          COMPLETED      COMPLETED
                                                 HISTORICAL      TRANSACTIONS   TRANSACTIONS
                                               TRANSACTIONS(6)   COMBINED(7)      COMBINED
                                               ---------------   ------------   ------------
Net revenue..................................      $2,117          $ 7,000        $ 35,430
Station operating expenses...................       1,601            7,523          30,124
Depreciation and amortization................          --              162           3,971
Corporate expenses...........................          --               19           1,947
                                                   ------          -------        --------
  Operating income (loss)....................         516             (704)           (612)
Interest expense.............................          --              305           4,147
Gain (loss) on sale of assets................          --                8           5,356
Increase in fair value of redeemable
  warrants...................................          --               --          (5,882)
Other (income) expense.......................          --               (9)           (278)
                                                   ------          -------        --------
  Income (loss) before provision for income
    taxes....................................         516             (992)         (5,007)
Provision (benefit) for income taxes.........          --               40          (2,789)
                                                   ------          -------        --------
  Net income (loss) from continuing
    operations...............................      $  516          $(1,032)       $ (2,218)
                                                   ======          =======        ========

---------------

      (1) The column represents the consolidated results of operations of Osborn from January 1, 1997 through February 20, 1997, the date of the Osborn Acquisition.

      (2) The column represents the results of operations of Community Pacific from January 1, 1997 through March 31, 1997, prior to the date of the Community Pacific Acquisition.

      (3) The column represents the combined results of operations of Benchmark from January 1, 1997 through March 31, 1997, prior to the date of the Benchmark Acquisition.

      (4) The column represents the results of operations of Madison from January 2, 1997 through March 31, 1997, prior to the date of the Madison Acquisition.

      (5) The column represents the results of operations of Ameron from January 1, 1997 through March 31, 1997, prior to the date of the Ameron Acquisition.

      (6) The adjustments give effect to the historical operating results and/or LMA or JSA expense and/or revenue of the following stations which were acquired or sold prior to December 31, 1997: WYNU-FM, WTXT-FM, WSCQ-FM, WZHT-FM, WMCZ-FM, KTRA-FM, KCQL-AM, KDAG-FM, KKFG-FM, WMEZ-FM, KRDU-AM, KJOI-FM and WQFN-FM.

      (7) The column represents the historical results of operations for the following transactions which will be consummated prior to the consummation of the SFX Acquisition: (i) the Knight, Quass, COMCO, Osborn Tuscaloosa, Osborn Huntsville, Space Coast, WRIS, Cavalier, Griffith, Emerald City, American General, Booneville, KJEM, McForhun, Livingston, KLAW, Grant, East Penn, KOSO, Commonwealth, KDOS, Prophet Systems and the Reynolds Acquisitions,(ii) Americom Acquisition, (iii) Americom Disposition and (iv) Wilmington, Osborn Ft. Myers, Bryan, Allentown, Jackson, Westchester, Dayton, Salisbury-Ocean City (this disposition actually will be consummated shortly after the consummation of the SFX Acquisition) and KASH Dispositions.

                             (DOLLARS IN THOUSANDS)

(N) The column represents the combined income statements for the three months ended March 31, 1997 of the transactions which (i) SFX completed prior to March 31, 1998, (ii) were pending at March 31, 1998 and have been consummated by SFX prior to the consummation of the SFX Acquisition and
    (iii) were pending at March 31, 1998 and will close subsequent to the consummation of the SFX Acquisition in connection with the SFX Transactions.

SFX TRANSACTIONS COMBINED

                                                              SFX            SFX
                                                           HISTORICAL      PENDING                           SFX
                                           HISTORICAL     TRANSACTIONS   TRANSACTIONS     CHANCELLOR     TRANSACTIONS
                                             SFX(1)       COMBINED(2)    COMBINED(3)    EXCHANGE(4)(5)     COMBINED
                                          -------------   ------------   ------------   --------------   ------------
Net revenue.............................    $  44,991       $ 8,401        $(7,927)        $12,356         $57,821
Station operating expenses..............       29,916         6,488         (4,411)             --          31,993
Depreciation and amortization...........        7,485           204         (1,061)             --           6,628
Corporate expenses......................        1,035            --             --              --           1,035
Non-cash compensation expense...........          156            --             --              --             156
Other operating expenses................           --            --             --              --              --
                                            ---------       -------        -------         -------         -------
     Operating income (loss)............        6,399         1,709         (2,455)         12,356          18,009
Interest expense........................       12,712            --         (3,210)             --           9,502
Other (income) expense..................       (1,654)          246             21              --          (1,387)
                                            ---------       -------        -------         -------         -------
     Income (loss) before provision for
       income taxes.....................       (4,659)        1,463            734          12,356           9,894
Provision for income taxes..............          285            --             --              --             285
                                            ---------       -------        -------         -------         -------
     Income (loss) from continuing
       operations.......................       (4,944)        1,463            734          12,356           9,609
Redeemable preferred stock dividends and
  accretion.............................        7,952            --             --              --           7,952
                                            ---------       -------        -------         -------         -------
     Net income (loss) from continuing
       operations applicable to common
       stockholders.....................    $ (12,896)      $ 1,463        $   734         $12,356         $ 1,657
                                            =========       =======        =======         =======         =======

---------------

(1) Excludes the results of operations of SFX Entertainment which were classified as income from operations to be distributed to shareholders, net of taxes in the historical financial statements of SFX. SFX Entertainment was distributed to certain of the SFX stockholders in the Spin-Off, which was consummated in April 1998. Consequently, SFX Entertainment will not be acquired by the Company in the SFX Transactions.

(2) The adjustments represent the combined historical results of operations of the following station acquisitions and dispositions completed by SFX prior to the consummation of the SFX Acquisition: WPYX-FM, WHFS-FM, KTXQ-FM, KRRW-FM, WRFX-FM, WWYZ-FM, WISN-AM, WLTQ-FM, WVGO-FM, WLEE-FM, WKHK-FM, WBZU-FM, WFBQ-FM, WRZX-FM and WNDE-AM.

(3) The adjustments reflect the combined historical operating results of (i) the following pending acquisitions, dispositions and LMAs in connection with the SFX Transactions: Nashville, Austin, Jacksonville, Greenville, Upper Fairfield, Daytona Beach-WGNE, Houston-KODA, Long Island, Houston-KKPN, and the stations included in the Chancellor Exchange Agreement and (ii) stations WJDX-FM and WTAE-AM, which the Company will sell after the consummation of the SFX Acquisition to comply with the SFX Consent Decree.

(4) The adjustment represents the LMA revenue attributable to the ten SFX stations to be sold to Chancellor Media in connection with the Chancellor Exchange Agreement. Chancellor Media will provide services to ten SFX stations in the Dallas, Houston, San Diego and Pittsburgh markets under separate LMAs until such stations are exchanged.

(5) The historical interest expense, depreciation and amortization of the stations to be sold to Chancellor Media pursuant to the Chancellor Exchange Agreement have been eliminated from the pro forma financial statements as described in footnote 3, above. In accordance with the Company's policy, since the Company's ownership costs, comprised of interest expense, depreciation and amortization, exceed the LMA revenue for these stations, the entire LMA fee described by footnote 4 above, has been recognized. This column does not give effect to pro forma interest expense, depreciation and amortization as a result of the foregoing transactions. Note B to the pro forma financial statements describes the aggregate adjustment to depreciation and amortization based upon the purchase accounting for the SFX Transactions and includes depreciation and amortization related to the stations included in the Chancellor Exchange. Note J to the pro forma financial statements describes the aggregate adjustment to interest expense based upon the financing of the SFX Transactions and includes interest expense related to the stations included in the Chancellor Exchange.

                             (DOLLARS IN THOUSANDS)

(O) The schedule below gives effect to the following for the period from January 1, 1998 through March 31, 1998: (i) acquisitions by the Company completed prior to March 31, 1998; (ii) the historical acquisitions and dispositions of the indicated entities consummated prior to March 31, 1998; and (iii) the acquisitions and dispositions of the indicated entities which were pending at March 31, 1998 and will be consummated prior to the consummation of the SFX Acquisition.

         COMPLETED TRANSACTIONS COMBINED

                                                                              OTHER
                                                                            COMPLETED      COMPLETED
                                                             HISTORICAL    TRANSACTIONS   TRANSACTIONS
                                                            PATTERSON(1)   COMBINED(2)      COMBINED
                                                            ------------   ------------   ------------
         Net revenue......................................    $ 3,503        $   198        $ 3,701
         Station operating expenses.......................      2,523             84          2,607
         Depreciation and amortization....................        497           (185)           312
         Corporate expenses...............................        171            (45)           126
                                                              -------        -------        -------
           Operating income (loss)........................        312            344            656
         Interest expense.................................        645              3            648
         Other (income) expense...........................      3,163            (37)         3,126
                                                              -------        -------        -------
           Net income (loss) from continuing operations...    $(3,496)       $   378        $(3,118)
                                                              =======        =======        =======

---------------

         (1) The column represents the results of operations of Patterson from January 1, 1998 through January 29, 1998, the date of the Patterson Acquisition.

         (2) The column represents the historical results of operations for the following transactions which will be consummated prior to the consummation of the SFX Acquisition: (i) the Quass, Commonwealth, KDOS, Prophet Systems and the Reynolds Acquisitions, (ii) Americom Disposition and (iii) Allentown, Jackson, Westchester, Dayton and Salisbury-Ocean City (this disposition actually will be consummated shortly after the consummation of the SFX Acquisition) Dispositions.

                             (DOLLARS IN THOUSANDS)

(P) The column represents the combined income statements for the three months ended March 31, 1998 of the transactions which (i) SFX completed during the period, (ii) were pending at March 31, 1998 and have been consummated by SFX prior to the consummation of the SFX Acquisition and (iii) were pending at March 31, 1998 and will close subsequent to the consummation of the SFX Acquisition in connection with the SFX Transactions.

         SFX TRANSACTIONS COMBINED

                                                                    SFX
                                                                  PENDING                           SFX
                                                   HISTORICAL   TRANSACTIONS     CHANCELLOR     TRANSACTIONS
                                                     SFX(1)     COMBINED(2)    EXCHANGE(3)(4)     COMBINED
                                                   ----------   ------------   --------------   ------------
         Net revenue.............................   $ 65,751      $(19,408)       $12,356         $ 58,699
         Station operating expenses..............     44,636       (14,376)            --           30,260
         Depreciation and amortization...........     10,653        (2,284)            --            8,369
         Corporate expenses......................      1,569            --             --            1,569
         Non-cash compensation expense...........        138            --             --              138
         Other operating expenses................     24,974            --             --           24,974
                                                    --------      --------        -------         --------
              Operating income (loss)............    (16,219)       (2,748)        12,356           (6,611)
         Interest expense........................     19,190            (4)            --           19,186
         Other (income) expense..................       (202)         (126)            --             (328)
                                                    --------      --------        -------         --------
              Income (loss) before provision for
                income taxes.....................    (35,207)       (2,618)        12,356          (25,469)
         Provision for income taxes..............        210            --             --              210
                                                    --------      --------        -------         --------
              Income (loss) from continuing
                operations.......................    (35,417)       (2,618)        12,356          (25,679)
         Redeemable preferred stock dividends and
           accretion.............................     10,350            --             --           10,350
                                                    --------      --------        -------         --------
              Net income (loss) from continuing
                operations applicable to common
                stockholders.....................   $(45,767)     $ (2,618)       $12,356         $(36,029)
                                                    ========      ========        =======         ========

---------------

         (1) Excludes the results of operations of SFX Entertainment which were classified as income from operations to be distributed to shareholders, net of taxes in the historical financial statements of SFX. SFX Entertainment was distributed to certain of the SFX stockholders in the Spin-Off which was consummated in April 1998. Consequently, SFX Entertainment will not be acquired by the Company in the SFX Transactions.

         (2) The adjustments reflect the combined historical operating results of (i) the following pending acquisitions, dispositions and LMAs in connection with the SFX Transactions: Nashville, Austin, Jacksonville, Greenville, Upper Fairfield, Daytona Beach-WGNE, Houston-KODA, Long Island, Houston-KKPN and the stations included in the Chancellor Exchange Agreement and (ii) stations WJDX-FM and WTAE-AM, which the Company will sell after the consummation of the SFX Acquisition to comply with the SFX Consent Decree.

         (3) The adjustment represents the LMA revenue attributable to the ten SFX stations to be sold to Chancellor Media in connection with the Chancellor Exchange Agreement. Chancellor Media will provide services to ten SFX stations in the Dallas, Houston, San Diego and Pittsburgh markets under separate LMAs until such stations are exchanged.

         (4) The historical interest expense, depreciation and amortization of the stations to be sold to Chancellor Media pursuant to the Chancellor Exchange Agreement have been eliminated from the pro forma financial statements as described in footnote 2, above. In accordance with the Company's policy, since the Company's ownership costs, comprised of interest expense, depreciation and amortization, exceed the LMA revenue for these stations, the entire LMA fee described by footnote 3 above, has been recognized. This column does not give effect to pro forma interest expense, depreciation and amortization as a result of the foregoing transactions. Note B to the pro forma financial statements describes the aggregate adjustment to depreciation and amortization based upon the purchase accounting for the SFX Transactions and includes depreciation and amortization related to the stations included in the Chancellor Exchange Agreement. Note J to the pro forma financial statements describes the aggregate adjustment to interest expense based upon the financing of the SFX Transactions and includes interest expense related to the stations included in the Chancellor Exchange Agreement.

(Q) The column represents the combined balance sheets as of March 31, 1998 of the acquisitions and dispositions of the Company which will be consummated subsequent to March 31, 1998, but prior to the date of the consummation of the SFX Acquisition, including: Grant Acquisition, KOSO Acquisition, KDOS Acquisition, Prophet Systems Acquisition, Americom Acquisition, Westchester Disposition, Americom Disposition and Salisbury-Ocean City Disposition (this disposition actually will be consummated shortly after the consummation of the SFX Acquisition).

                             (DOLLARS IN THOUSANDS)

(R) The adjustments reflect the allocation of the purchase prices, net of the proceeds from the stations disposed of in connection with the Completed Transactions, of the Completed Transactions, to the assets acquired and liabilities assumed resulting in adjustments to property and equipment and FCC licenses to their estimated fair values and the recording of goodwill associated with the acquisitions as follows:

                                                      ALLOCATION OF        CARRYING
                                                  PURCHASE PRICES(1)(2)     VALUE      ADJUSTMENTS
                                                  ---------------------    --------    -----------
   Cash and cash equivalents....................         $    --           $  1,664      $(1,664)
   Accounts receivable, net.....................             380              3,553       (3,173)
   Prepaid expenses and other...................              --              3,433       (3,433)
   Property and equipment, net..................           4,785             (1,123)       5,908
   Intangible and other assets, net.............          14,907            (12,073)      26,980
   Accounts payable and other accrued
     expenses...................................              --             (1,395)      (1,395)
                                                         -------
        Total purchase prices...................         $20,072
                                                         =======

---------------

      (1) Included in the allocation of purchase prices to the intangibles and other assets acquired, approximately $12,671 relates to FCC licenses and $2,236 relates to goodwill.

      (2) The significant components of the Company's deferred tax assets and liabilities on a pro forma basis after giving effect to the Completed Transactions as of March 31, 1998 are as follows:

   Deferred tax liabilities:
     Property and equipment basis differences and related
       depreciation............................................  $  2,094
     FCC licenses and other intangible asset basis differences
       and related amortization................................   289,603
                                                                 --------
           Total deferred tax liabilities......................   291,697
   Deferred tax assets:
     Miscellaneous.............................................     4,307
     Unamortized discount of long-term debt....................    10,589
     Net operating loss carryforwards..........................    42,660
                                                                 --------
           Total deferred tax assets...........................    57,556
     Valuation allowance for deferred tax assets...............        --
                                                                 --------
           Net deferred tax asset..............................    57,556
                                                                 --------
           Net deferred tax liability..........................  $234,141
                                                                 ========

(S) Adjustments represent available cash which will be used in connection with the SFX Transactions.

(T) The adjustment represents the dividend due to Capstar Broadcasting Corp. issued in connection with the Westchester Disposition of $10,500.

(U) The adjustments reflect (i) the completion of the April 1998 tender offer of the 13 1/4% Capstar Notes of $80,964, including accrued interest of $2,740, and (ii) the elimination of the historical debt of the stations acquired in the Completed Transactions of $7,809, including the current portion of $2,793.

(V) The adjustment reflects the extraordinary charge on the early extinguishment of debt of $4,689, net of tax benefit of $2,107, related to the purchase of the 13 1/4% Capstar Notes in the period the refinancing occurred.

(W) The adjustments reflect (i) the net effect of the elimination of the historical deficit of $13,750 of the Completed Transactions, based on the purchase method of accounting, (ii) an equity investment in April 1998 by Hicks Muse of $50,000, (iii) equity investments by Capstar BT Partners, L.P. in April 1998 and Gerry House of $26,674 and $500, respectively, and
     (iv) Class A Common Stock of Capstar Broadcasting to be issued sometime after the Offering in connection with the Prophet Systems Acquisition valued at $10,000 (based upon the issuance of 285,714 shares of Class A Common Stock of Capstar Broadcasting with a deemed value of $35.00 per share).

                             (DOLLARS IN THOUSANDS)

(X) The column represents the combined balance sheets as of March 31, 1998 of SFX and the acquisitions and dispositions which will be completed in connection with the SFX Transactions.

       SFX TRANSACTIONS COMBINED

                                                                   SFX             SFX
                                                HISTORICAL       PENDING       TRANSACTIONS
                                                  SFX(1)     TRANSACTIONS(2)     COMBINED
                                                ----------   ---------------   ------------
   ASSETS
   Current assets:
     Cash and cash equivalents................  $   38,464      $      68       $   38,532
     Accounts receivable, net.................      64,447          1,228           65,675
     Prepaid expenses and other...............     167,437             74          167,511
                                                ----------      ---------       ----------
             Total current assets.............     270,348          1,370          271,718
   Property and equipment, net................      75,296         (7,515)          67,781
   Intangible and other assets, net(3)........   1,048,251       (116,715)         931,536
                                                ----------      ---------       ----------
             Total assets.....................  $1,393,895      $(122,860)      $1,271,035
                                                ==========      =========       ==========
   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
     Accounts payable and other accrued
        expenses..............................  $  179,261      $     545       $  179,806
     Current portion of long-term debt........         617             --              617
                                                ----------      ---------       ----------
             Total current liabilities........     179,878            545          180,423
   Long-term debt, less current portion.......     763,985             --          763,985
   Other long-term liabilities................      77,781             --           77,781
                                                ----------      ---------       ----------
             Total liabilities................   1,021,644            545        1,022,189
   Redeemable preferred stock.................     376,615             --          376,615
   Minority interest..........................      56,200             --           56,200
   Stockholders' deficit......................     (60,564)      (123,405)        (183,969)
                                                ----------      ---------       ----------
             Total liabilities and
               stockholders' equity...........  $1,393,895      $(122,860)      $1,271,035
                                                ==========      =========       ==========

---------------

(1) In connection with the SFX Transaction, a portion of the 10 3/4% SFX Notes and the 11 3/8% SFX Notes will remain outstanding. Neither the Company, nor any of its subsidiaries, excluding SFX and its subsidiaries, will guarantee the aforementioned notes.

(2) The column reflects the combined balance sheets of (i) the following entities to be acquired or sold in connection with the SFX Transactions:
     Nashville, Austin, Jacksonville, Greenville, Upper Fairfield, Daytona Beach-WGNE, Houston-KODA, Long Island and Houston-KKPN and (ii) stations WJDX-FM and WTAE-AM, which the Company will sell after the consummation of the SFX Acquisition to comply with the SFX Consent Decree.

(3) Historical intangible and other assets, net includes the $11,454 of net assets of SFX Entertainment which were classified in the historical financial statements of SFX as net assets to be distributed to shareholders. These assets were distributed in the Spin-Off in April of 1998 and no value has been assigned to the SFX Entertainment assets in the purchase accounting for the SFX Transactions described in pro forma note Y.

                             (DOLLARS IN THOUSANDS)

(Y) The adjustment reflects (i) the increase of $31,820 in carrying value of the 10 3/4% SFX Notes to their estimated fair value of $327,820, (ii) the increase of $10,266 in carrying value of the 12 5/8% SFX Preferred Stock to their estimated fair value of $125,469, and (iii) the allocation of the purchase prices, net of the proceeds from the stations disposed of in connection with the SFX Transactions, of the SFX Transactions to the assets acquired and liabilities assumed resulting in adjustments to property and equipment and FCC licenses to their estimated fair values and the recording of goodwill associated with the acquisitions as follows:

                                                       ALLOCATION OF       CARRYING
                                                   PURCHASE PRICES(1)(2)     VALUE     ADJUSTMENTS
                                                   ---------------------   ---------   -----------
    Cash and cash equivalents....................       $   38,464         $  38,532   $      (68)
    Accounts receivable, net.....................           64,447            65,675       (1,228)
    Prepaid expenses and other...................          129,169           167,511      (38,342)
    Property and equipment, net..................           88,298            67,781       20,517
    Intangible and other assets, net(3)..........        2,546,351           931,536    1,614,815
    Accounts payable and other accrued
      expenses...................................         (179,261)         (179,806)        (545)
    Other long-term liabilities..................         (522,797)          (77,781)     445,016
    Minority interest............................               --           (56,200)     (56,200)
                                                        ----------
              Total purchase prices..............       $2,164,671
                                                        ==========

     --------------------

      (1) Of the allocation of purchase prices to the intangibles and other assets acquired, approximately $1,877,872 relates to FCC licenses and $668,479 relates to goodwill. In connection with the allocation of $1,877,872 to FCC licenses, the Company recorded an additional deferred tax liability of $445,016 to other long-term liabilities.

      (2) The significant components of the Company's deferred tax assets and liabilities on a pro forma basis after giving effect to the SFX Transactions as of March 31, 1998 are as follows:

   Deferred tax liabilities:
     Property and equipment basis differences and related
       depreciation............................................  $  2,778
     FCC licenses and other intangible asset basis differences
       and related amortization................................   869,313
                                                                 --------
           Total deferred tax liabilities......................   872,091
   Deferred tax assets:
     Miscellaneous.............................................    37,939
     Unamortized discount of long-term debt....................    10,589
     Net operating loss carryforwards..........................    66,625
                                                                 --------
           Total deferred tax assets...........................   115,153
     Valuation allowance for deferred tax assets...............        --
                                                                 --------
           Net deferred tax asset..............................   115,153
                                                                 --------
           Net deferred tax liability..........................  $756,938
                                                                 ========

      (3) In connection with the SFX Transactions, no value has been assigned to the net assets of SFX Entertainment which were distributed to certain of the SFX stockholders in the Spin-Off in April of 1998. Prior to the SFX Transactions, the net assets of SFX Entertainment of $11,454 were classified in the historical financial statements of SFX as net assets to be distributed to shareholders. This amount is included in intangible and other assets, net in the table above.

(Z) The adjustment represents the dividend due to Capstar Broadcasting Corp. issued in connection with the Upper Fairfield Disposition of $4,500.

(AA) The adjustment represents the estimated deferred financing costs of $9,750 incurred in connection with the Capstar Credit Facility.

(BB) The adjustments reflect (i) the redemption of $154,000 aggregate principal amount of the 10 3/4% SFX Notes and the payment of related accrued interest of $6,208 and (ii) the repayment of borrowings under the SFX's credit facility of $313,000. A portion of the 10 3/4% SFX Notes and the 11 3/8% SFX Notes will remain outstanding. Neither the Company, nor any of its subsidiaries, excluding SFX and its subsidiaries, will guarantee the aforementioned notes.

                             (DOLLARS IN THOUSANDS)

(CC) The adjustments reflect (i) borrowings by Capstar Broadcasting Corp. of $150,000 under the Chancellor Note and (ii) borrowings of $811,762 under the Capstar Credit Facility with a weighted average annual interest rate of 9 3/4%.

(DD) The adjustment reflects (i) the purchase and cancellation of SFX's Series B Redeemable Preferred Stock, Series C Redeemable Preferred Stock, and Series D Cumulative Convertible Exchangeable Preferred Stock with a carrying value of $146,209 in connection with the SFX Acquisition and (ii) the redemption of the 12 5/8% SFX Preferred Stock with a carrying value of $115,203 in connection with the Financing.

(EE) The adjustment reflects the net effect of the elimination of the historical deficit of $183,969 of the SFX Transactions based on the purchase method of accounting.

(FF) The adjustment reflects proceeds of $552,536 from the Offering, net of estimated fees and expenses. As of June 30, 1998, the net proceeds recorded from the Offering is $551,308.

                           GLOSSARY OF CERTAIN TERMS

     "9 1/4% Capstar Notes" means $200.0 million in aggregate principal amount of Capstar Radio's 9 1/4% Senior Subordinated Notes due 2007.

     "9 1/4% Capstar Notes Indenture" means the indenture governing the 9 1/4% Capstar Notes.

     "10 3/4% SFX Notes" means $450.0 million in aggregate principal amount of SFX's 10 3/4% Senior Subordinated Notes due 2006.

     "10 3/4% SFX Notes Indenture" means the indenture governing the 10 3/4% SFX Notes.

     "11 3/8% SFX Notes" means $566,000 in aggregate principal amount of SFX's 11 3/8% Senior Subordinated Notes due 2000.

     "11 3/8% SFX Notes Indenture" means the indenture governing the 11 3/8% SFX Notes.

     "12% Capstar Partners Exchange Debentures" means the Company's 12% Subordinated Exchange Debentures due 2009.

     "12% Capstar Partners Exchange Indenture" means the indenture governing the 12% Capstar Partners Exchange Debentures.

     "12% Capstar Partners Preferred Stock" means up to 10,000,000 shares of preferred stock, $.01 par value per share, of the Company.

     "12 3/4% Capstar Notes" means $277.0 million in aggregate principal amount at maturity of the Company's 12 3/4% Senior Discount Notes due 2009.

     "12 3/4% Capstar Notes Indenture" means the indenture governing the 12 3/4% Capstar Notes.

     "12 5/8% SFX Exchange Debentures" means SFX's 12 5/8% Subordinated Exchange Debentures due 2009.

     "12 5/8% SFX Exchange Indenture" means the indenture governing the 12 5/8% SFX Exchange Debentures.

     "12 5/8% SFX Preferred Stock" means up to 2,250,000 shares of Series E Cumulative preferred stock, $.01 par value per share, of SFX.

     "13 1/4% Capstar Notes" means $76.8 million in accreted principal amount of Capstar Radio 13 1/4% senior subordinated notes.

     "Allentown Disposition" means the disposition of radio stations WODS-FM and WEEX-AM serving the Easton, Pennsylvania market to Clear Channel.

     "American General Acquisition" means the acquisition of radio station KKCL-FM from American General Media of Texas, Inc. serving the Lubbock, Texas market.

     "Americom Acquisition" means the acquisition from Americom II and Americom Las Vegas Limited Partnership of four radio stations (three FM and one AM) serving the Fresno, California market, three of which were acquired for cash and one of which was acquired in consideration for the disposition of three radio stations (two FM and one AM) of the Company.

     "Americom Disposition" means the disposition of three radio stations (two FM and one AM) serving the Reno, Nevada market to Americom Las Vegas Limited Partnership.

     "Ameron" means radio stations WMJJ-FM and WERC-AM in Birmingham, Alabama and radio station WOWC-FM serving the Jasper, Alabama market.

     "Ameron Acquisition" means the acquisition of radio stations WMJJ-FM and WERC-AM in Birmingham, Alabama and radio station WOWC-FM from Ameron Broadcasting, Inc. serving the Jasper, Alabama market.

     "Austin Acquisition" means the pending acquisition of radio stations KVET-AM, KASE-FM and KVET-FM from Butler Broadcasting Company, Ltd. serving the Austin, Texas market.

     "Benchmark" means Benchmark Communications Radio Limited Partnership L.P.

     "Benchmark Acquisition" means the acquisitions of, and mergers of directly and indirectly wholly-owned subsidiaries of HM Fund III with, Benchmark Communications Radio Limited Partnership, L.P. and certain of its subsidiary partnerships.

     "Big Chief Acquisition" means the Company's pending acquisition of radio stations KTCS-FM/AM from Big Chief Broadcasting Co. serving the Fort Smith, Arkansas market.

     "Booneville Acquisition" means the acquisition of radio station KZBB-FM from Booneville Broadcasting Company and Oklahoma Communications Company serving the Ft. Smith, Arkansas market.

     "Bryan Disposition" means the disposition of substantially all of its assets used or useful in the operation of two of the Company's radio stations in the College Station, Texas market.

     "Burlington Acquisition" means the Company's pending acquisition of radio stations WXPS-FM and WCPV-FM in Vergennes, Vermont and Essex, New York, respectively, and the assumption of a local marketing agreement to provide programming for radio station WEAV-AM in Plattsburgh, New York.

     "Capstar Broadcasting" means Capstar Broadcasting Corporation, a Delaware corporation and parent of the Company.

     "Capstar Credit Facility" means that certain credit agreement to be entered into among Capstar Radio, as the borrower, the Company and Capstar Broadcasting, as the guarantors, and the financial institutions party thereto, as more fully described in "Description of Indebtedness -- Capstar Credit Facility."

     "Capstar Partners Certificate of Designation" means the certificate of designation governing the 12% Capstar Partners Preferred Stock.

     "Capstar Radio" means Capstar Radio Broadcasting Partners, Inc., a Delaware corporation and a direct subsidiary of the Company.

     "Cavalier Acquisition" means the acquisition of substantially all of the assets of Cavalier Communications, L.P.

     "Champion Acquisition" means the Company's pending acquisition from Champion Broadcasting Corporation, et al of radio stations KCDQ-FM, KCHX-FM and KMRK-FM serving the Midland, Texas market; KMML-FM, KBUY-FM, KNSY-FM and KIXZ-AM serving the Amarillo, Texas market; and KRRV-FM, KKST-FM, KZMZ-FM and KDBS-AM serving the Alexandria, Louisiana market.

     "Chancellor Exchange Agreement" means that certain letter agreement dated as of February 20, 1998, as amended, between Chancellor Media Corporation of Los Angeles and Capstar Broadcasting.

     "Chancellor Loan" means the amount the Company expects to borrow on the Chancellor Note, under the Chancellor Exchange Agreement.

     "Chancellor Media" means Chancellor Media Corporation, a Delaware corporation.

     "Chancellor Note" a note that evidences Capstar Broadcasting's borrowing of $150 million from Chancellor Media, which bears interest at a rate of 12% per annum (subject to increase in certain circumstances), payable quarterly, of which 1/6 shall, at the Capstar Broadcasting's option, either be payable in cash or added to the principal amount of such note.

     "Class Act Acquisition" means the Company's pending acquisition of KTBQ-FM and KSFA-AM from Class Act of Texas, Inc. serving the Nacogdoches, Texas market.

     "COMCO Acquisition" means the acquisition of substantially all of the assets of COMCO Broadcasting, Inc.

     "Commodore Acquisition" means the acquisition of Commodore Media, Inc.

     "Commonwealth Acquisition" means the acquisition of substantially all of the assets of Commonwealth Broadcasting of Arizona, L.L.C.

     "Communications Act" means the Communications Act of 1934, as amended.

     "Community Pacific" means Community Pacific Broadcasting Company L.P.

     "Community Pacific Acquisition" means the acquisition of substantially all of the assets of Community Pacific Broadcasting Company L.P.

     "Company" means Capstar Broadcasting Partners, Inc. and its subsidiaries after giving effect to the consummation of the SFX Transactions, unless the context otherwise requires.

     "Completed Acquisitions" means the American General Acquisition, the Americom Acquisition, the Ameron Acquisition, the Benchmark Acquisition, the Booneville Acquisition, the Cavalier Acquisition, the COMCO Acquisition, the Commodore Acquisition, the Commonwealth Acquisition, the Community Pacific Acquisition, the East Penn Acquisition, the Emerald City Acquisition, the Grant Acquisition, the Griffith Acquisition, the GulfStar Acquisition, the KDOS Acquisition, the KJEM Acquisition, the KLAW Acquisition, the Knight Acquisition, the KOSO Acquisition, the Livingston Acquisition, the Madison Acquisition, the McForhun Acquisition, the Osborn Acquisition, the Osborn Huntsville Acquisition, the Osborn Tuscaloosa Acquisition, the Patterson Acquisition, the Quass Acquisition, the Reynolds Acquisition, the Space Coast Acquisition, the WRIS Acquisition and the Prophet Systems Acquisition.

     "Completed Dispositions" means the Allentown Disposition, the Americom Disposition, the Bryan Disposition, the Dayton Disposition, the Jackson Disposition, the KASH Disposition, the Osborn Ft. Myers Disposition, the Salisbury-Ocean City Disposition, the Westchester Disposition and the Wilmington Disposition.

     "Completed Transactions" means the Completed Acquisitions and the Completed Dispositions.

     "Dayton Disposition" means the disposition of radio station WING-FM serving the Dayton, Ohio market.

     "Daytona Beach-WGNE Disposition" means the Company's pending disposition of radio station WGNE-FM serving the Daytona Beach, Florida market.

     "East Penn Acquisition" means the acquisition of radio station WKAP-AM from East Penn Broadcasting, Inc. serving the Allentown, Pennsylvania market.

     "Emerald City Acquisition" means the acquisition of radio station WNOK-FM from Emerald City Radio Partners, L.P. serving the Columbia, South Carolina market.

     "Fairbanks Acquisition" means the Company's pending acquisition of radio station KUAB-FM from the University of Alaska Fairbanks serving the Fairbanks, Alaska market.

     "FCC" means the United States Federal Communications Commission.

     "Financing" means, collectively, (i) the Offering, (ii) cash on hand, (iii) the proceeds from the sale of certain radio stations, (iv) borrowings of $150 million from Chancellor Media Corporation, and (v) borrowings under the Capstar Credit Facility of $811.4 million.

     "GAAP" means generally accepted accounting principles.

     "Gibbons Acquisition" means the Company's pending acquisition of all of the common stock of Jim Gibbons Radio, Inc., a Maryland corporation, and Jim Gibbons Radio, Inc., a Virginia corporation, which own and operate four radio stations (two FM and two AM) serving the Frederick, Maryland and Roanoke, Virginia.

     "Grant Acquisition" means the acquisition of radio station WZBQ-FM from Grant Radio Group serving the Tuscaloosa, Alabama market.

     "Greenville Disposition" means the Company's pending disposition of radio stations WESC-FM, WESC-AM, WTPT-FM and WJMZ-FM serving the Greenville, South Carolina market.

     "Griffith Acquisition" means the acquisition of radio stations WTAK-FM, WXQW-FM and WWXQ-FM from Griffith Communications Corporation serving the Huntsville, Alabama market.

     "GulfStar Acquisition" means the merger of GulfStar with and into a subsidiary of the Company, pursuant to which the subsidiary was the surviving corporation and was named GulfStar Communications, Inc.

     "Houston-KKPN Disposition" means the Company's pending disposition of radio station KKPN-FM serving the Houston, Texas market.

     "Houston-KODA Disposition" means the Company's pending disposition of radio station KODA-FM serving the Houston, Texas market.

     "Indentures" means the 9 1/4% Capstar Notes Indenture, the 10 3/4% SFX Notes Indenture, 11 3/8% SFX Notes Indenture, 12% Capstar Partners Exchange Indenture, the 12 3/4% Capstar Notes Indenture and the 12 5/8% SFX Exchange Indenture.

     "Jackson Disposition" means the disposition of radio stations WJMI-FM, WOAD-FM, WKXI-FM and WKXI-AM serving the Jackson, Mississippi market.

     "Jacksonville Acquisition" means the Company's pending acquisition of radio stations WAPE-FM and WFYV-FM serving the Jacksonville, Florida market.

     "JSA" means joint sales agreement.

     "KASH Disposition" means the disposition of radio station KASH-AM serving the Anchorage, Alaska market to Chinook Concert Broadcasters, Inc.

     "KATQ Acquisition" means the Company's pending acquisition of KTFS-AM and KTWN-FM from KATQ Radio, Inc. serving the Texarkana, Texas and Texarkana, Arkansas market.

     "KDOS Acquisition" means the acquisition of radio stations KSAB-FM and KUNO-AM from KDOS, Inc. serving the Corpus Christi, Texas market.

     "KJEM Acquisition" means the acquisition of KJEM-FM.

     "KLAW Acquisition" means the acquisition of radio stations KLAW-FM and KZCD-FM from KLAW Broadcasting, Inc. serving the Lawton, Oklahoma market.

     "Knight Acquisition" means the acquisition of substantially all of the assets of Knight Radio, Inc., Knight Broadcasting of New Hampshire, Inc. and Knight Communications Corp.

     "KOSO Acquisition" means the acquisition of radio station KOSO-FM from KOSO, Inc. serving the Patterson, California market.

     "KRNA Acquisition" means the Company's pending acquisition of radio station KRNA-FM from KRNA, Inc. serving the Iowa City, Iowa market.

     "Livingston Acquisition" means the acquisition of radio station WBIU-AM from Livingston Communications, Inc. serving the Denham Springs, Louisiana market.

     "LMA" means local marketing agreement.

     "Long Island Disposition" means the Company's pending disposition of radio stations WBLI-FM, WBAB-FM, WGBB-AM and WHFM-FM serving the Long Island, New York market.

     "Madison" means the Madison Radio Group which is comprised of the stations formerly owned by Midcontinent Broadcasting Co. of Wisconsin, Inc. and Point Communications Limited Partnership.

     "Madison Acquisition" means the acquisition of substantially all of the assets of The Madison Radio Group which is comprised of the stations formerly owned by Midcontinent Broadcasting Co. of Wisconsin, Inc. and Point Communications Limited Partnership.

     "McForhun Acquisition" means the acquisition of radio station KRVE-FM from McForhun, Inc. serving the Brusly, Louisiana market.

     "Nashville Acquisition" means SFX's acquisition of radio stations WJZC-FM, WLAC-FM and WLAC-AM from Sinclair Broadcasting Group serving the Nashville, Tennessee market.

     "Noalmark Acquisition" means the Company's option to acquire radio stations KKTX-FM and KKTX-AM from Noalmark Broadcasting Corporation serving the Longview, Texas market.

     "Notes" means the 9 1/4% Capstar Notes, the 10 3/4% SFX Notes, 11 3/8% SFX Notes, 12% Capstar Partners Exchange Debentures, the 12 3/4% Capstar Notes and the 12 5/8% SFX Exchange Debentures.

     "Offering" means the Capstar Broadcasting's offering of 31,000,000 shares of its Class A common stock, par value $0.01 per share.

     "Osborn" means Osborn Communications Corporation.

     "Osborn Acquisition" means the acquisition of Osborn Communications Corporation.

     "Osborn Ft. Myers Disposition" means the disposition of substantially all of the assets used or held for use in connection with the business and operations of Osborn's stations in the Port Charlotte and Ft. Myers, Florida markets.

     "Osborn Huntsville Acquisition" means the acquisition of Dixie Broadcasting, Inc. and Radio WBHP, Inc.

     "Osborn Tuscaloosa Acquisition" means the acquisition of Taylor Communications Corporation.

     "Other Equity Transactions" means (i) the Completed Transactions and
(ii)(A) an equity investment by Hicks Muse, (B) an equity investment by Capstar BT Partners, L.P., (C) a stock subscription receivable from Gerry House and (D) the completed tender offer for the 13 1/4% Capstar Notes.

     "Patterson" means Patterson Broadcasting, Inc.

     "Patterson Acquisition" means the acquisition of all of the outstanding capital stock of Patterson Broadcasting, Inc.

     "Pending Acquisitions" means the Burlington Acquisition, the Champion Acquisition, the Class Act Acquisition, the Fairbanks Acquisition, the KRNA Acquisition, the Noalmark Acquisition, the Portsmouth Acquisition and the Shreveport-KMJJ Acquisition.

     "Portsmouth Acquisition" means the Company's pending acquisition of radio stations WSRI-FM, WZNN-AM, WERZ-FM and WMYF-AM from American Radio Systems serving the Portsmouth-Dover-Rochester, New York.

     "Prophet Systems Acquisition" means the acquisition of substantially all of the assets of Prophet Systems, Inc.

     "Quass Acquisition" means the acquisition of all of the outstanding capital stock of Quass Broadcasting Company.

     "Reynolds Acquisition" means the acquisition of radio station WMHS-FM from Joan K. Reynolds, d/b/a Brantley Broadcast Associates serving the Birmingham, Alabama market.

     "Salisbury-Ocean City Disposition" means the pending disposition of radio stations WWFG-FM and WOSC-FM serving the Salisbury-Ocean City, Maryland market, which will close after the SFX Acquisition.

     "SFX" means SFX Broadcasting, Inc.

     "SFX Acquisition" means the Company's pending acquisition of SFX Broadcasting, Inc.

     "SFX Certificate of Designation" means the certificate of designation governing the 12 5/8% SFX Preferred Stock.

     "SFX Jackson/Biloxi Acquisition" means the Company's pending acquisition of six radio stations (five FM and one AM) from SFX serving the Jackson and Biloxi, Mississippi markets.

     "SFX Related Transactions" means (i) the programming of ten SFX stations by, and the eventual sale of such stations to, Chancellor Media pursuant to the Chancellor Exchange Agreement; (ii) the Austin Acquisition, the Jacksonville Acquisition, the Nashville Acquisition, the Daytona Beach-WGNE Disposition, the Greenville Disposition, the Houston-KKPN Disposition, the Houston-KODA Disposition, the Long Island Disposition and the Upper Fairfield Disposition; and (iii) the sale of SFX stations WTAE-AM and WJDX-FM after the consummation of the SFX Acquisition.

     "SFX Transactions" means the SFX Acquisition and the SFX Related Transactions.

     "Shreveport-KMJJ Acquisition" means the pending acquisition of radio station KMJJ-FM from SunGroup, Inc, et. al. serving the Shreveport, Louisiana market.

     "Space Coast Acquisition" collectively refers to the acquisitions of substantially all of the assets of EZY Com, Inc., City Broadcasting Co., Inc., and Roper Broadcasting, Inc.

     "Upper Fairfield Disposition" means the pending conveyance of radio stations WKRI-FM, WAXB-FM, WPUT-AM and WINE-AM serving the Fairfield County, Connecticut market to a limited liability company in exchange for a 30% non-voting membership interest in such limited liability company. Pending FCC approval, the stations will be placed in trust shortly before the consummation of the SFX Acquisition.

     "Westchester Disposition" means the conveyance of radio stations WFAS-FM, WFAS-AM and WZZN-FM serving the Westchester-Putnam Counties, New York market to a limited liability company in exchange for a 30% non-voting membership interest in such limited liability company.

     "Wilmington Disposition" means the conveyance of radio station WJBR-FM serving the Wilmington, Delaware market to a limited liability company in exchange for a 30% non-voting membership interest in such limited liability company.

     "WRIS Acquisition" means the acquisition of WJLM-FM from WRIS, Inc. serving the Salem, Virginia market.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                          CAPSTAR BROADCASTING PARTNERS, INC.
                                          (Registrant)

                                          By:       /s/ PAUL D. STONE
                                            ------------------------------------
                                            Name: Paul D. Stone
                                            Title: Executive Vice President

Date: August 12, 1998